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                                                                       EXHIBIT 5

                         NUTTER, McCLENNEN & FISH, LLP

                               ATTORNEYS AT LAW

                            ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS  02110-2699

          TELEPHONE:  617-439-2000          FACSIMILE:  617-973-9748

CAPE COD OFFICE
HYANNIS, MASSACHUSETTS
                                 July 25, 2000
                                   21326-159

Nabi
5800 Park of Commerce Boulevard, N.W.
Boca Raton, FL 33487

Gentlemen/Ladies:

     Reference is made to that certain Registration Statement on Form S-3 (the "Registration Statement") which Nabi (the "Company") is filing on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the resale of up to 1,666,667 shares (the "Shares") of the Company's common stock, $.10 par value per share.

     We have acted as counsel for the Company in connection with the Registration Statement. We have examined such documents and made such other investigation as we have deemed appropriate to render the opinion set forth below. As to matters of fact material to our opinion, we have relied, without independent verification, on certificates and other inquiries of officers of the Company. We are of the opinion that the Shares to be sold by the selling security holders are duly and validly issued, fully paid and non-assessable.

     We understand that this letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this letter is to be used in connection with the resale of the aforesaid Shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

                              Very truly yours,

                              /s/ Nutter, McClennen & Fish, LLP

                              Nutter, McClennen & Fish, LLP
CA/NCH